Exhibit 10.2

Success Fee Letter

CytoSorbents Corporation

7 Deer Park Drive

Suite K

Monmouth Junction, NJ 08852

January 19, 2022

Bridge Bank, a division of Western Alliance Bank

4370 La Jolla Village Drive

Suite 305

San Diego, CA 92122

Attn: Bill Wickline

Ladies and Gentlemen:

Reference is herein made to that certain Amended and Restated Loan and Security Agreement (the “Loan Agreement”), dated as of even date herewith, by and between Western Alliance Bank, an Arizona corporation (“Bank”), and CytoSorbents Corporation, a Delaware corporation and CytoSorbents Medical, Inc., a Delaware corporation (individually and collectively, jointly and severally “Borrower”). CytoSorbents Corporation may be referred to herein as “Parent.” Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower hereby agrees to pay to the Bank, (i) an amount equal to 1.00% of the of the First Tranche Term C Loans (as defined herein) (the “First Tranche Success Fee”) promptly upon the occurrence of the First Tranche Liquidity Event (as defined herein), (ii) an amount equal to 1.50% of the Second Tranche Term C Loans (as defined herein) (the “Second Tranche Success Fee”) promptly upon the occurrence of the Second Tranche Liquidity Event (as defined herein) and (iii) an amount equal to 2.00% of the Third Tranche Term C Loans (as defined herein) (the “Third Tranche Success Fee”) (each of the First Tranche Success Fee, Second Tranche Success Fee and Third Tranche Success Fee, a “Success Fee”) promptly upon the occurrence of the Third Tranche Liquidity Event (as defined herein), in each case in accordance with the payment instructions that the Bank may provide to Borrower following the receipt of the applicable Liquidity Event Notice.

As used herein:

“First Tranche Term C Loans” means the lesser of (i) Five Million Dollars ($5,000,000.00) and (ii) aggregate original principal amount of all of the Term C Loans made under the Loan Agreement.

“First Tranche Liquidity Event” means the first to occur of any of the following after the Funding Date of the First Tranche Term C Loans: (a) a sale or other disposition by either Borrower of all or substantially all of its assets; (b) a merger or consolidation of either Borrower into or with another person or entity, where the holders of such Borrower’s outstanding voting equity securities as of immediately prior to such merger or consolidation hold less than a majority of the issued and outstanding voting equity securities of the successor or surviving person or entity as of immediately following the consummation of such merger or consolidation; (c) a transaction or a series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of either Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of such Borrower, who did not have such power before such transaction; or (d) the closing price per share for Parent’s common stock on stock exchange where shares of Parent’s common stock are traded at the applicable time being equal to or greater than $8.00 (after giving effect to any stock splits or consolidations effected after the date hereof) for five successive business days.

“Second Tranche Term C Loans” means the lesser of (i) Five Million Dollars ($5,000,000.00) and (ii) the greater of (A) Zero Dollars ($0.00) and (B) the difference of (1) the aggregate original principal amount of all of the Term C Loans made under the Loan Agreement minus (2) Five Million Dollars ($5,000,000.00).

“Second Tranche Liquidity Event” means the first to occur of any of the following after the Funding Date of the Second Tranche Term C Loans: (a) a sale or other disposition by either Borrower of all or substantially all of its assets; (b) a merger or consolidation of either Borrower into or with another person or entity, where the holders of such Borrower’s outstanding voting equity securities as of immediately prior to such merger or consolidation hold less than a majority of the issued and outstanding voting equity securities of the successor or surviving person or entity as of immediately following the consummation of such merger or consolidation; (c) a transaction or a series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of either Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of such Borrower, who did not have such power before such transaction; or (d) the closing price per share for Parent’s common stock on stock exchange where shares of Parent’s common stock are traded at the applicable time being equal to or greater than $10.00 (after giving effect to any stock splits or consolidations effected after the date hereof) for five successive business days.

“Third Tranche Term C Loans” means the lesser of (i) Five Million Dollars ($5,000,000.00) and (ii) the greater of (A) Zero Dollars ($0.00) and (B) the difference of (1) the aggregate original principal amount of all of the Term C Loans made under the Loan Agreement minus (2) Ten Million Dollars ($10,000,000.00).

“Third Tranche Liquidity Event” means the first to occur of any of the following after the Funding Date of the Third Tranche Term C Loans: (a) a sale or other disposition by either Borrower of all or substantially all of its assets; (b) a merger or consolidation of either Borrower into or with another person or entity, where the holders of such Borrower’s outstanding voting equity securities as of immediately prior to such merger or consolidation hold less than a majority of the issued and outstanding voting equity securities of the successor or surviving person or entity as of immediately following the consummation of such merger or consolidation; (c) a transaction or a series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of either Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of such Borrower, who did not have such power before such transaction; or (d) the closing price per share for Parent’s common stock on stock exchange where shares of Parent’s common stock are traded at the applicable time being equal to or greater than $12.00 (after giving effect to any stock splits or consolidations effected after the date hereof) for five successive business days.

Each of the First Tranche Liquidity Event, the Second Tranche Liquidity Event and the Third Trance Liquidity Event may be referred to here in as a “Liquidity Event.”

Borrower shall give Bank a written notice (“Liquidity Event Notice”) not less than ten (10) days’ prior to the closing of each Liquidity Event (described in clauses (a) through (c) of the definition of the applicable Liquidity Event), and promptly upon the occurrence of each Liquidity Event described in clause (d) of the definition of the applicable Liquidity Event, at the Bank’s address set forth above (or the then current address of the Bank as advised by the Bank to Borrower in writing) via certified mail or a reputable courier service. Each Liquidity Event Notice shall include Borrower’s then current address. Bank, upon receipt of a Liquidity Event Notice, shall deliver to Borrower at its then current address as set forth in the Liquidity Event Notice, payment instructions for the applicable Success Fee. If the applicable Success Fee is pursuant to a Liquidity Event described in clause (d) of the definition of the applicable Liquidity Event, at the Borrower’s election, Parent shall in lieu of paying the applicable Success Fee in cash, issue and sell in exchange for the applicable Success Fee (and without any further consideration from the Bank) to the Bank such number of registered shares of Parent’s common stock as would equal the quotient (calculated by rounding up the nearest whole number) obtained by dividing (a) the applicable Success Fee by (b) the volume weighted average price per share of Parent’s common stock for the same five successive business days on which the closing price per share of Parent’s common stock caused the applicable Success Fee to become payable.

The right of Bank to receive the Success Fees and the obligation of the Borrower to pay the Success Fees hereunder shall terminate on the date that is fifth anniversary of the funding date of the last Term C Loans made but shall survive the termination of the Loan Agreement and any prepayment of the Term C Loans.

Notwithstanding anything herein to the contrary, the obligations of Borrower hereunder are in addition to (and not in lieu of) Borrower’s obligations under that certain Success Fee Letter dated March 29, 2018 from Borrower to Bank (the “Prior Letter”), and the Prior Letter shall continue be in full force and effect in accordance with its terms.

[Signature Page follows]

Very truly yours,

CYTOSORBENTS CORPORATION

By:	/s/ Kathleen P. Bloch
Name:	Kathleen P. Bloch
Title:	Chief Financial Officer

CYTOSORBENTS MEDICAL, INC.

By:	/s/ Kathleen P. Bloch
Name:	Kathleen P. Bloch
Title:	Chief Financial Officer

ACCEPTED AND AGREED:

WESTERN ALLIANCE BANK

By	/s/ Christian Ebert
Name:	Christian Ebert
Title:	Vice President